SUB-ITEM 77D


MFS International Diversification Fund, a series of MFS Series Trust X, added disclosure to its Principal Investment Policies section in the Risk Return Summary regarding the restatement of target weightings of underlying funds, as described in the supplement dated January 18, 2005, to the fund's current prospectus, as filed with the Securities and Exchange Commission via EDGAR on January 18, 2005, under Rule 497 under the Securities Act of 1933. Such description is hereby incorporated by reference.